Putnam Michigan Tax Exempt Income Fund, 5/31/11, annual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A	3,037
Class B	   67
Class C	   16

72DD2 (000s omitted)

Class M	   26
Class Y	    8

73A1

Class A	0.355168
Class B	0.298838
Class C	0.285682

73A2

Class M	0.330506
Class Y	0.375030


74U1	(000s omitted)

Class A	8,149
Class B	  164
Class C	   54

74U2	(000s omitted)

Class M	   78
Class Y	   22

74V1

Class A	8.85
Class B	8.85
Class C	8.85

74V2

Class M	8.86
Class Y	8.86